UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 11, 2019

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 11, 2019, the stockholders of Sanmina Corporation (the “Company”) approved the Company’s 2019 Equity Incentive Plan (the “2019 Plan”). An aggregate of 3,993,000 shares are reserved for issuance under the 2019 Plan, plus any shares subject to stock options or similar awards granted under the Company’s 2009 Incentive Plan (the “2009 Plan”) that expire or otherwise terminate without have been exercised in full and shares issued pursuant to awards granted under the 2009 Plan that are forfeited to or repurchased by the Company, with the maximum number of shares to be added to the 2019 Plan pursuant to the 2009 Plan equal to 6,436,840 shares. The 2019 Plan provides for the grant to eligible individuals of stock options, both incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and such other cash and stock awards as the administrator of the 2019 Plan shall determine. The terms and conditions of each type of award are set forth in the 2019 Plan. Individuals eligible to receive awards under the 2019 Plan include executive officers, employees, consultants and non-employee members of the Company’s Board of Directors. The 2019 Plan expires on December 3, 2028.

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Reference is made to Item 1.01 hereof.

ITEM 5.07   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On March 11, 2019, the Company held its 2019 Annual Meeting of Stockholders. The matters voted upon at the meeting by stockholders of record as of January 17, 2019 and the vote with respect to each such matter is set forth below:

1.                                                      To elect nine directors to serve for the ensuing year and until their successors are appointed or elected.

Nominee	For	Against	Abstain	Broker Non-Votes
Michael J. Clarke	58,318,374	921,148	24,936	4,328,333
Eugene A. Delaney	39,977,805	19,253,091	33,562	4,328,333
William J. DeLaney	58,580,489	651,751	32,218	4,328,333
John P. Goldsberry	39,983,974	19,252,110	28,374	4,328,333
Rita S. Lane	58,344,454	892,034	27,970	4,328,333
Joseph G. Licata	38,816,985	20,420,868	26,605	4,328,333
Mario M. Rosati	58,516,952	717,470	30,036	4,328,333
Jure Sola	58,441,325	798,828	24,305	4,328,333
Jackie M. Ward	39,695,185	19,549,538	19,735	4,328,333

2.                                                      To approve appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending September 28, 2019.

For	Against	Abstain	Broker Non- Votes
63,478,219	69,563	45,009	0

3.                                                      To approve the 2019 Equity Incentive Plan of the Company.

For	Against	Abstain	Broker Non- Votes
55,752,867	3,463,000	48,591	4,328,333

4.                                                      To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.

For	Against	Abstain	Broker Non- Votes
30,464,476	28,736,986	62,996	4,328,333

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

	By:	/s/ David R. Anderson
David R. Anderson
Executive Vice President and Chief Financial Officer

Date: March 15, 2019